UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

J. ALEXANDER’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-08766	62-0854056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 2, 2012, the Board of Directors of the Company, J. Alexander’s Corporation, a Tennessee corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.05 per share, and adopted a shareholder rights plan as set forth in the Rights Agreement dated as of March 5, 2012 (“Rights Agreement”) by and between the Company and Computershare Trust Company, N.A., as rights agent.  The dividend is payable on March 16, 2012, to the shareholders of record on March 16, 2012.

The Board has adopted this Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics.  In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more, or in the case of a Qualified Institutional Investor, 20% or more, of the outstanding common stock without the approval of the Board.  The Rights Agreement should not interfere with any merger or other business combination approved by the Board.  It also does not apply to a fully financed cash offer for all the Company’s shares meeting the requirements that we describe below. It is designed to assure that all of the Company’s shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against abusive tactics to gain control of the Company without paying all shareholders a premium for that control.

For those interested in the specific terms of the Rights Agreement as made between the Company and Computershare Trust Company, N.A., as the Rights Agent, on March 5, 2012, the following summary description has been provided.  Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit hereto.  A copy of the agreement is available free of charge from the Company.

The Rights.  The Board authorized the issuance of a Right with respect to each outstanding share of common stock on March 16, 2012.  The Rights will initially trade with, and will be inseparable from, the common stock.  The Rights are evidenced only by the balances indicated in the book-entry account system of the transfer agent for the common stock or, in the case of certificated shares, certificates that represent shares of common stock.  New Rights will accompany any new shares of common stock we issue after March 16, 2012, until the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $30.00, once the Rights become exercisable.  This portion of a Preferred Share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of common stock.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more, or in the case of a Qualified Institutional Investor, 20% or more of the outstanding common stock or 10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer (other than a Qualified Offer, for so long as such offer qualifies as a Qualified Offer) which, if completed, would result in that person or group becoming an Acquiring Person.

Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act — are treated as beneficial ownership of the number of shares of the company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the company’s common stock are directly or indirectly held by counterparties to the derivatives contracts.  Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is referred to as the “Distribution Date.”  Until that date, the balances in the book-entry accounting system of the transfer agent for the common stock or, in the case of certificated shares, common stock certificates will also evidence the Rights, and any transfer of shares of common stock or, in the case of certificated shares, certificates for common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person or any Associate or Affiliate thereof are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

●
Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or any Associate or Affiliate thereof may, for $30.00, purchase shares of the common stock with a market value of $60.00 based on the market price of the common stock prior to such acquisition.

●
Flip Over.  If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person or any Associate or Affiliate thereof may, for $30.00, purchase shares of the acquiring corporation with a market value of $60.00 based on the market price of the acquiring corporation’s stock, prior to such merger.

●
Notional Shares.  Shares held by Affiliates and Associates of an Acquiring Person, and Notional Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

●	will not be redeemable.

●	will entitle holders to quarterly dividend payments of $0.01 per one one-hundredth of a share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

●	will entitle holders upon liquidation either to receive $1.00 per one one-hundredth of a share or an amount equal to the payment made on one share of common stock, whichever is greater.

●	will have the same voting power as one share of common stock.

●	if shares of the common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration.  The Rights will expire on March 4, 2013.

Redemption.  The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right.  The redemption price will be adjusted if the company has a stock split or stock dividends of the common stock.

Qualified Offer Provision.  In the event that the Company receives a Qualified Offer (as described below), the Board may, but is not obligated to, call a special meeting of shareholders for the purpose of voting on a resolution to accept the Qualified Offer and to authorize the redemption of the Rights pursuant to the provisions of the Rights Agreement. Such an action by shareholders requires the affirmative vote of the holders of a majority of the Common Shares outstanding as of the record date for the Special Meeting (excluding for purposes of such calculation Common Shares beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates).  If either (i) such a special meeting is not held within 105 business days following commencement of the Qualified Offer or (ii) at such a special meeting shareholders approve such action, then the Rights will be redeemed.

A “Qualified Offer” is an tender or exchange offer for all of the outstanding common stock that (i) is fully financed, (ii) has an offer price per share exceeding the greater of (x) 40% of the 12-month moving average closing price of the common stock, and (y) 40% of the closing price of the common stock on the day immediately preceding commencement of the offer, (iii) remains open until at least the earlier of (x) 106 business days following the commencement of the offer, or (y) the business day immediately following the date on which the results of the vote adopting any redemption resolution at any special meeting of shareholders as set forth above is certified, (iv) is conditioned on the offeror being tendered at least 51% of the common stock not held by the offeror (and the offeror’s Affiliates and Associates), (v) assures a prompt second-step acquisition of shares not purchased in the initial offer at the same consideration (both with respect to amount and type of consideration) as the initial offer, (vi) if such offer includes non-cash consideration, such consideration must consist solely of the securities of the person making the offer, and the Company and its representatives must be given access to conduct a reasonable due diligence review of the offeror, and (vii) meets other requirements set forth in the Rights Agreement.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common stock, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock.  No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Additionally, the Company amended the existing shareholder rights plan, which was adopted on May 16, 1989 (the “1989 Agreement”). This amendment changed the expiration of the 1989 Agreement from May 31, 2012, to March 5, 2012, at 8:00 a.m. Central Standard Time. This amendment to the 1989 Agreement is attached hereto as Exhibit 4.2 and incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Articles of Amendment to the Charter establishing the Preferred Shares and the rights, preferences and privileges thereof. The Articles of Amendment to the Charter were filed with the Secretary of State of the State of Tennessee on March 5, 2012. The Articles of Amendment to the Charter are attached hereto as Exhibit 3.1 and are incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

Earlier today, the Company announced the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report:

3.1	Articles of Amendment to the Charter of J. Alexander’s Corporation

4.1
Rights Agreement, dated as of March 5, 2012, between J. Alexander’s Corporation and Computershare Trust Company, N.A., which includes the form of Articles of Amendment to the Charter as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C

4.2	Amendment to Rights Agreement, dated as of March 5, 2012, between J. Alexander’s Corporation and Computershare Trust Company, N.A. (amending the 1989 Rights Agreement)

99.1	Press Release, dated as of March 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2012

J. ALEXANDER’S CORPORATION

	By:	/s/ R. Gregory Lewis
		Name:	R. Gregory Lewis
		Title:	Chief Financial Officer, Vice President
of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Charter of J. Alexander’s Corporation

4.1
Rights Agreement, dated as of March 5, 2012, between J. Alexander’s Corporation and Computershare Trust Company, N.A., which includes the form of Articles of Amendment to the Charter as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C

4.2	Amendment to Rights Agreement, dated as of March 5, 2012, between J. Alexander’s Corporation and Computershare Trust Company, N.A. (amending the 1989 Rights Agreement)

99.1	Press Release, dated as of March 5, 2012